UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2009

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

(e) On November 5, 2009, at the Company’s 2009 Annual Meeting of Stockholders, the stockholders of the Company approved an amendment to the Company’s 2003 Employee, Director and Consultant Stock Option Plan, as previously amended (the “Option Plan”), to increase the number of shares of common stock available for issuance thereunder by 3,000,000 shares. However, as noted in the supplement to our proxy statement as filed with the SEC on October 28, 2009, following the Annual Meeting, the Company’s Board of Directors amended the Option Plan to reduce the additional number of shares of common stock to be added by 1,000,000 shares to 2,000,000 shares.

The Option Plan, as amended to increase the number of shares of common stock available for issuance thereunder by 2,000,000 shares, is attached hereto and is being filed pursuant to this Item 5.02 as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed with this report:

Exhibit Number	Description

10.1	Myriad Genetics, Inc. 2003 Employee, Director and Consultant Stock Option Plan, as amended.

Page 2 of 4 pages

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: November 6, 2009	By:	/s/ PETER D. MELDRUM
Peter D. Meldrum
President and Chief Executive Officer

Page 3 of 4 pages

EXHIBIT INDEX

Exhibit Number	Description

10.1	Myriad Genetics, Inc. 2003 Employee, Director and Consultant Stock Option Plan, as amended.

Page 4 of 4 pages